UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2016 (September 14, 2016)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

721683504

Item 8.01. Other Events.

On September 14, 2016, Caesars Entertainment Corporation (the “Company”) entered into a settlement agreement (the “Agreement”) with Caesars Entertainment Operating Company, Inc. (“CEOC”), related to the liabilities and assets associated with the following five nonqualified deferred compensation plans (collectively, the “Deferred Compensation Plans”): the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan (“ESSP”), the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (“ESSP II”), the Park Place Entertainment Corporation Executive Deferred Compensation Plan (“CEDCP”), the Harrah’s Entertainment, Inc. Deferred Compensation Plan (“DCP”), and the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan (“EDCP”).

As of June 30, 2016, the Company had recorded $42 million in plan liabilities, representing the estimate of its obligations under the ESSP and ESSP II and for certain former directors and employees who had employment agreements with Harrah’s Entertainment, Inc. (the predecessor to the Company) and participated in the EDCP. The additional liability in respect of the CEDCP and DCP that the Company had not recorded as of June 30, 2016 was approximately $30 million, as the Company determined that this portion of the liability was attributable to CEOC. Also as of June 30, 2016, the Company had recorded approximately $64 million of assets held under a trust agreement (the “Trust Agreement”) to fund obligations under the Deferred Compensation Plans, but had not recorded approximately $55 million of assets held under an escrow agreement (the “Escrow Agreement”) also related to obligations under the Deferred Compensation Plans.

Pursuant to the Agreement, contemporaneously with the effectiveness of CEOC’s plan of reorganization in its pending bankruptcy case (the “Restructuring”), the Company will assume all obligations to plan participants under or with respect to all five Deferred Compensation Plans and CEOC and the other debtors in the bankruptcy case will have no further obligations to the plan participants under the Deferred Compensation Plans. At that time, CEOC and the other debtors will relinquish and release any claim or right that any of them may have in respect of the assets held under either the Trust Agreement or the Escrow Agreement.

Upon the effectiveness of the Restructuring, the Company will record the additional assets and liabilities in respect of the CEDCP and DCP and Escrow Agreement described above.

The Agreement is subject to approval of the U.S. Bankruptcy Court; CEOC filed a motion seeking such approval on September 16, 2016.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may” or “will,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on the Company’s management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2016	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel and
Corporate Secretary